                                                                    EXHIBIT 10.6

                            WIT CAPITAL GROUP, INC.
                                 826 Broadway
                              New York, NY 10003


Mr. Robert H. Lessin
131 South Woodland Street
Englewood, NJ 07631


Dear Bob:

This letter agreement (the "Letter Agreement") is being entered into effective as of June 8, 1998, by and between Wit Capital Group, Inc., a New York corporation (the "Company") and you.

On April 9, 1998, the Company and you entered into a letter agreement (the "Prior Agreement") pursuant to which you were engaged as Chairman of the Board of Directors of the Company (the "Board") and received, among other things, a nonqualified stock option to purchase 5,750,000 shares of common stock of the Company, $.01 par value per share ("Common Stock") with an exercise price of $1.00 per share and the right, under certain circumstances, to receive cash compensation in the aggregate amount of $5,000,000. It is both the Company's and your desire to restate the terms of your employment with the Company in its entirety, principally in order to cancel the stock option grant in consideration for your agreement to purchase immediately 5,750,000 shares of Common Stock on the terms set forth herein, and to expand your title to Chairman and Chief Executive Officer ("CEO") of the Company.

Accordingly, set forth herein are the terms and conditions of your employment with the Company. This Letter Agreement shall supersede, in all respects, the Prior Agreement which shall be void and of no further force and effect.

1.   Employment.  (a)  You hereby agree to be employed as Chairman of the Board
     ----------
     and CEO of the Company. As Chairman and CEO, your responsibilities will include, among others: (i) directing the growth and development of the Company and Wit Capital Corporation, Inc., a New York corporation and wholly-owned subsidiary of the Company, and developing and assisting in the execution of a plan to raise capital in connection therewith, (ii) building a team of capable management and investment personnel, (iii) generating investment banking engagements and other revenue opportunities, and (iv) creating and building a proprietary funds business. You will report solely to the Board and will have authority consistent that normally associated with the positions of Chairman and CEO.

2.   Cash Compensation. (a) Through December 31, 1998, you will not receive a
     -----------------
     base salary. Thereafter, you will receive a base salary in an amount to be determined by the Board in its sole discretion.

     (b) Starting immediately, and during the term of your employment by the Company as Chairman and CEO, you shall be entitled to participate in such revenue sharing arrangements or programs as apply generally to the Company's senior investment banking personnel on a basis which is no less favorable than is made available to any other senior investment banking personnel or executives of the Company. In addition, you shall receive such additional cash compensation as may be determined by the Board in its sole discretion. The Company's current revenue sharing policy is as follows: (i) 50% of net cash and warrant revenues generated from private placement transactions shall be shared by the investment bankers and salespeople responsible therefor, (ii) 50% of the net cash and warrants generated from public offering transactions shall be shared by the investment bankers and salepeople responsible therefor, and (iii) 50% of the net cash and warrant revenues generated from financial advisory transactions shall be shared by the investment bankers responsible therefor. Allocation of such revenues among the participants involved in any transaction shall be made initially by agreement of the senior investment bankers involved in the transactions, with final discretion exercised by the Board after consultation with you.

     (c) In addition to any other compensation you receive hereunder or under any future employment or consulting agreement, on the 12 month anniversary, the 24 month anniversary and the 30 month anniversary of an "IPO" (as defined in Section 6 below), you will be entitled to cash payments of $2 million, $2 million and $1 million, respectively. In addition, upon a "Sale" (as defined in Section 6 below), you shall be entitled to a payment of $5 million multiplied by a fraction (which shall not exceed 1), the numerator of which is the value of the capital stock of the Company as measured by reference to the proceeds received in connection with such Sale, and the denominator of which is $25 million: provided that any amount
                                                        --------
     payable pursuant to this sentence shall be reduced by any amounts paid or payable pursuant to the preceding sentence.

     (d) Notwithstanding the foregoing, no payment (or installment thereof) described in Section 2(c) above shall be made on any payment date if (i) you have materially breached Section 4(a)(i) or (ii) hereof and failed to cure such breach within 30 days following written notice from the Company of such breach or (ii) you are not employed by the Company (as Chairman and CEO or otherwise) or engaged by the Company as a consultant on such applicable payment date; provided that this Section 2(d) shall be of no
                              --------
     force and effect and void ab initio if your employment or engagement is
                               ---------
     terminated (x) by the Company for any reason other than for Cause (as defined in Section 6 below), Disability (as defined in Section 6 below) or death, or (y) by you for Good Reason.

3.   Investment. (a) The Company has previously sold to you, and you have
     ----------
     purchased from the Company, 50,00 shares of Common Stock in a private placement transaction, at a purchase price of $1.00 per share (or $50,000 in the aggregate).

     (b) The Company hereby agrees to sell to you, and you hereby agree to purchase from the Company, an additional 5,750,000 shares of Common Stock (the "Purchased Shares") in a private placement transaction, at a purchase price of $1.00 per share or ($5,750,000 in the aggregate) which the Company and you agree and acknowledge represents the current fair market value per share of the Common Stock. The purchase price will be paid by you by promissory note attached as Exhibit A hereto and your repayment obligation under the promissory note shall be secured by the Purchased Shares as evidenced by a pledge agreement attached as Exhibit B hereto.

     (c) If a Call Event (as defined in Section 6 below) shall occur prior to April 1, 2000, the Company shall have the right, in its discretion, at any time within 30 days following the occurrence of such Call Event, to repurchase from you, at a per share purchase price equal to the lower of $1.00 and the then fair market value per share of Common Stock, any Purchased Shares which are then unvested. The Purchased Shares shall be deemed to vest as follows: (i) 1,916,667 Purchased Shares will be vested immediately as of the date of your purchase and (ii) an additional 1,916,666 Purchased Shares will vest on each of April 1, 1999 and April 1, 2000. The purchase price of any such repurchase or repurchases shall be paid in cash and shall be effected promptly by the parties after written notice from the Company to you shall be effected pursuant to such procedures as the Company shall reasonably request. For purposes of this
     Section 3(c), "fair market value" shall be as determined by the Company's Board of Directors in good faith; provided that, if you dispute such
                                       --------
     determination you shall have the right to require the Company to obtain an independent appraisal of the fair market value by a nationally recognized investment banking or valuation firm. In such event, you shall bear the cost of such appraisal unless the appraiser's determination of fair market value shall be 120% or more than the fair market value as determined by the Board of Directors, in which case the Company shall bear the cost of such appraisal.

     (d) Notwithstanding the foregoing, all of the Purchased Shares shall be deemed vested and the provisions of Section 3(c) shall be of no force and effect and void ab initio (x) upon the occurrence of a Sale or (y) if your
                     ---------
     employment as Chairman and CEO is terminated (A) by the Company for any reason other than for Cause, (B) by you for Good Reason, or (C) due to your Disability or death.

     (e)  Registration
          ------------

          (i) Upon the consummation of an IPO, the Purchased Shares will (x) be registered pursuant to a Form S-8 if the Company determines, on advice of counsel, that such Form is available for the Purchased Shares or (y) if Form S-8 is not available, then in connection with the IPO and any other offering of Company securities by the Company for its own account or for the account of any stockholder(s) of the Company (other than a registration statement on Form S-8 or any successor or other forms not available for registering capital stock for sale to the public) (each an "Offering"), you will be entitled to register all or any portion of the Purchased Shares on the same terms and conditions as is made available to the Company or any such shareholders in connection with such Offering. All expenses incurred in connection with any registration pursuant to this Section 3(e) shall be borne by the Company.

          (ii) Notwithstanding the forgoing, if the underwriter assisting the Company in connection with such Offering advices the Company in writing that in its opinion, including any portion of the Purchased Shares requested by you to be included in the Offering could have an adverse impact upon the Offering, the Company shall include in such Offering only the aggregate the number, if any, of Purchased Shares that in the opinion of such underwriter may be sold without any adverse impact upon such Offering. In such event, unless you are able to register the remaining portion of the Purchased Shares in another Offering within 180 days following the consummation of an IPO, the Company agrees to promptly thereafter, but in any event, no later than 90 days thereafter, file a registration statement on Form S-3 (or another appropriate Form) (a "Demand Offering") covering the remaining Purchased Shares and will use its best efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

          (iii) To the extent permitted by law, the Company will indemnify and hold you harmless against any losses, claims, damages or liabilities (joint or several) to which you may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to an Offering or Demand Offering, including any preliminary or final prospectus or any amendments or supplements related thereof, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein no misleading or (C) any violation or alleged violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law or any rule or regulation promulgated thereunder (each a "Violation"); and the Company will pay, as incurred, to you, any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, damage, liability or action, as such expenses are incurred; provided that the indemnity contained in this clause (iii) shall not apply to any losses, claims, damages or liabilities to the extent they arise out of or are based on a Violation which occurs in reliance upon and in conformity with information furnished by you expressly for use in connection with such Offering or Demand Offering.

4.   Restrictive Covenants. (a) You agree that you will not at any time prior to
     ---------------------
     April 1, 2000, nor at any time while you are employed by the Company in any capacity or otherwise engaged as a consultant to the Company (and, with respect to (iii) below, at all times thereafter), directly or indirectly: (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, or lender with, or be compensated by, any entity or business (including a sole proprietorship) that (x) is an NASD registered broker-dealer, or (y) except as permitted pursuant to Section 4(b), that provides financial advisory services, provides investment banking advice or engages in capital raising; provided that up to a 4.9% interest in a publicly traded entity shall be permitted, (ii) employ or otherwise engage, or offer to employ or otherwise engage, or solicit, entice or induce for himself or any other person, entity or corporation, the services or employment of any person who is, or during the three months prior thereto has been, an employee of, or independent contractor, consultant or agent, in each case, devoting a majority of its business time to, the Company or any of its affiliates (other than your personal secretary), and (iii) use or disclose, or authorize any other person or entity to use or disclose, any information of a confidential nature (i.e., strategic plans, specifications for existing or future technology) other than as necessary to further the business objectives of the Company in accordance with the terms of your engagement hereunder; provided that the
                                                             --------
     restrictions contained in this clause (iii) shall not apply to (x) information that becomes publicly known (other than as a result of your breach of this restriction) and (y) information, the disclosure of which is reasonably necessary to defend yourself, or assert your rights, in connection with any proceeding to which the Company or its affiliates is directly or indirectly a party. You understand that your services for the Company will be of a special and unique nature, and that the breach or threatened breach of the provisions of this Section 4 would cause the Company irreparable harm which could not be adequately compensated for in damages by an action at law. In the event of a breach or threatened breach by you of this Section 4, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled to seek a temporary or permanent injunction or injunctions, or temporary restraining orders or orders to prevent breaches hereof, in each case, without the need to post any security or bond.

     (b) The Company expressly acknowledges that it shall not be a violation of subclause (y) of Section 4(a)(i) for you to act as a financial advisor to, or engage in capital raising activities with respect to, any entity in which you are or become an investor or director so long as any fee payable with respect thereto is pursuant to an arrangement for which registration as a broker-dealer is not required. Notwithstanding the foregoing, such activities shall not be permitted if a principal purpose of your investment or engagement as an outside director was to enable you to engage in financial advisory or capital raising activities.

     (c) The Company expressly acknowledges that while you are employed as Chairman and CEO or otherwise employed or engaged as a consultant, you shall have the right to own, manage, operate, join, control or participate in the operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or otherwise with, any entity or business (including a sole proprietorship) that engages in venture capital activities, provided that such activities do not violate clause (i) of
     Section 4(a) above.

     (d) The restrictive covenants contained in Section 4(a)(i) and (ii) shall not be applicable if your employment is terminated (x) by the Company for any reason other than for Cause or (y) by you for Good Reason.

5.   Certain Representations. (a) The Company represents and warrants to you
     -----------------------
     that as of the date hereof: (i) 25,000,000 shares of Common Stock are authorized, of which 10,130,136 shares are issued and outstanding, 20,000,000 shares of preferred stock are authorized, of which 11,312,952 shares are issued and outstanding, (ii) 9,610,412 shares of Common Stock are subject to the exercise of options, and 797,000 shares of Common Stock are subject to conversion of warrants, granted to employees and consultants, (iii) except as set forth in clauses (i) or (ii), there are no agreements, interests, or securities outstanding that would entitle any party to an equity interest in the Company, and (iv) except as disclosed in the Company's audited financial statements, the Company has no subsidiaries other than Wit Capital Corporation. The Company further represents that it has full authority to enter into this Agreement with you.

     (b) You represent and warrant to the Company your employment hereunder will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party.

6.   Definitions. As used in this letter agreement:
     -----------

     "Call Event" shall mean (i) your material breach of Section 4(a)(i) and your failure to cure such breach within 30 days of your receipt of written notice of such breach from the Company, or (ii) your cessation of employment as Chairman and CEO.

     "Cause" means (i) your persistent or repeated refusal to perform the material duties of your employment or engagement (other than by reason of a physical or mental illness or impairment), after written notice thereof from the board specifying in reasonable detail instances of such conduct and a 30-day opportunity to cure, (ii) any act of fraud or embezzlement to the material detriment of the Company after written notice thereof from the Board specifying in reasonable detail instances of such act, (iii) your material breach of any provision hereof (including, without limitation, Section 4(a)) after written notice thereof from the Board specifying in reasonable detail instances of such breach and a 30-day opportunity to cure, or (iv) your conviction of the commission of a felony (including pleading guilty to a felony);

     "Disability" shall mean a determination by the Board that you have been unable to perform the material duties of your employment or engagement with the Company for any 180 days within a one-year period by reason of a physical or mental illness or impairment.

     "Good Reason" means, without your consent, (i) a material reduction in your authority or responsibilities, a change in your title or your reporting lines, or (ii) the failure to pay compensation due hereunder, in each case after written notice thereof from you specifying in reasonable detail instances of such reduction, change or failure and a 30-day opportunity to cure;

     "IPO" means the closing of the initial public offering of the Company's capital stock in a firm commitment underwriting registered with the Securities Exchange Commission in compliance with the provisions of the Securities Act of 1933, immediately after which the market capitalization of the capital stock is at least $25 million; and

     "Sale" means any transaction whereby, after giving effect to such transaction, the beneficial owners of the Company's capital stock immediately prior to such transaction cease to beneficially own, either singly or in the aggregate, at least 20% of the voting power (as to the election of directors) of the Company or any successor to substantially all of the business or assets of the Company.

7.   Withholding. The Company shall have the right to withhold from any amount
     -----------
     payable hereunder any amount necessary in order for the Company to satisfy any withholding tax obligation it may have under applicable law.

8.   Applicable Law. Our agreement outlined in this letter will be governed by,
     --------------
     and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

9.   Prior Agreements. This Agreement supersedes all agreements between you and
     ----------------
     the Company entered into prior to the date hereof, whether oral or written, including the Prior Agreement.

10.  Employee Benefits. You shall be entitled to participate in all employee
     -----------------
     benefit plans, programs and arrangements of the Company and its subsidiaries that are made available to any other executives of the Company and its subsidiaries on a basis which is no less favorable to you than is provided to any other executive of the Company and its subsidiaries.

11.  Legal Fees. The Company shall reimburse you, up to a maximum of $10,000,
     ----------
     for legal fees paid by you to Paul, Weiss, Rifkind, Wharton & Garrison in connection with your entering into this Letter Agreement upon presentation of proper documentation thereof.

12.  Indemnity. The Company agrees to indemnify you to the fullest extent
     ---------
     permitted by law for any acts or omissions taken, or failed to be taken, by you in your capacity as an officer or director of the Company or its affiliates (or any other entity with respect to which the Company requests you to serve as an officer or director) and the Company agrees to maintain customary and appropriate directors and officers liability insurance for your benefit during the term of your employment with or service as a director of, the Company.

13.  Set-Off. The Company may set off from any amount payable to you any
     -------
     recourse obligation due and payable pursuant to your note to the Company for the Purchased Shares, provided that the repurchase price payable pursuant to Section 3(c) may be set off against the entire obligation due and payable under the note, whether or not recourse.

14.  Parachute Limitation.
     --------------------

     (a) In the event that the Company determines, based upon the advice of a nationally recognized independent accounting firm mutually acceptable to the Company and you (the "Accountant") that part or all of the consideration, compensation or benefits to be paid to you hereunder constitute "parachute payments" under section 280G(b)(2) of the Internal Revenue Code of 1986 (the "Code"), then, if the aggregate present value of such parachute payments, singularly or together with the aggregate present value of any consideration, compensation or benefits to be paid to you under any other plan, arrangement or agreement which constitute "parachute payments" (collectively, the "Parachute Amount") exceeds 2.99 times your "base amount," as defined in section 280G(b)(3) of the Code (the "Base Amount"), the amounts constituting "parachute payments" that would otherwise be payable to or for your benefit shall be reduced to the extent necessary so that the Parachute Amount is equal to 2.99 times the Base Amount (the "Reduced Amount"); provided that such amount shall not be so
                                    --------
     reduced if you determine, based upon the advice of the Accountant, that without such reduction you would be entitled to receive and retain, on a net after tax basis (including, without limitation, any excise taxes payable under section 4999 of the Code), an amount which is greater than the amount, on a net after tax basis, that you would be entitled to retain upon your receipt of the Reduced Amount.

     (b) If the determination made pursuant to paragraph (a) above results in a reduction of the payments that would otherwise be paid to you, you may then elect, in your sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of such election within 10 days of the determination of the reduction in payments.

If the foregoing is acceptable to you, kindly sign and return to me one copy of this letter.

                                                  Sincerely yours,
                                                  /s/ Andrew D. Klein
                                                  Andrew D. Klein


AGREED TO:



/s/ Robert H. Lessin
--------------------
Robert H. Lessin

                                                       WIT CAPITAL GROUP, INC.
                                                       826 Broadway
                                                       New York, NY 10003



                               October 30, 1998

Robert H. Lessin
131 South Woodland Street
Englewood, New Jersey 07631


Dear Bob:

     This letter shall amend the Letter Agreement ("Letter Agreement"), dated as of June 8, 1998, by and between Wit Capital Group, Inc. (the "Company") and you, relating to your employment with Wit. Except as specifically set forth herein, the Letter Agreement shall remain in full force and effect.

     1.   Section 3(c).
          ------------

     Section 3(c) shall be amended in its entirety and shall hereafter read as follows:

     "(c) If a Call Event (as defined in Section 6 below) shall occur prior to April 1, 2001, the Company shall have the right, in its discretion, at any time within 30 days following the occurrence of such Call Event to repurchase from you, at a per share purchase price equal to the lower of $1.00 and the then fair market value per share of Common Stock, any Purchased Shares which are then unvested. The Purchased Shares shall be deemed to vest as follows: (i) 1,916,667 Purchased Shares shall have vested on June 8, 1998; (ii) 319,445 Purchased Shares shall have vested on July 1, 1998; (iii) 319,445 Purchased Shares shall have vested on October 1, 1998;
     (iv) 319,445 Purchased Shares will vest on each of (A) January 1, 1999, (B) April 1, 1999, and (C) July 1, 1999; and (v) 319,444 Purchased Shares will vest on each of (A) October 1, 1999, (B) January 1, 2000, (C) April 1, 2000, (D) July 1, 2000 (E) October 1, 2000 (F) January 1, 2001, and (G)
     April 1, 2001. The purchase price of any such repurchase or repurchases shall be paid in cash and shall be effected promptly by the parties after written notice from the Company to you and shall be effected pursuant to such procedures as the Company shall reasonably request. For purposes of this Section 3(c), "fair market value" shall be as determined by the Company's Board of Directors in good faith; provided that, if you dispute
                                                 --------
     such determination you shall have the right to require the Company to obtain an independent appraisal of the fair market value by a nationally recognized investment banking or valuation firm. In such event, you shall bear the cost of such appraisal unless the appraiser's determination of fair market value shall be 120% or more than the fair market value as determined by the Board of Directors, in which case the Company shall bear the cost of such appraisal."

     Section 4(a).
     ------------

     In the first sentence of Section 4(a), "April 1, 2000" shall be replaced with "April 1, 2001."


                                   Very truly yours,

                                   /s/ Ronald Readmond
                                   ----------------------------
                                   Ronald Readmond


Agreed and Accepted:

/s/ Robert H. Lessin
--------------------------
Robert H. Lessin

                            WIT CAPITAL GROUP, INC.
                                 826 Broadway
                           New York, New York 10003




                                Effective as of
                                January 1, 1999


Robert H. Lessin
131 South Woodland Street
Englewood, New Jersey 07631



Dear Bob:



     This letter shall amend the Letter Agreement (the "Letter Agreement") dated as of June 8, 1998, which was amended as of October 30, 1998, (the "Amendment"), by and between Wit Capital Group, Inc. (the "Company") and you, relating to your employment with the Company (collectively, the Letter Agreement and the Amendment are hereinafter referred to as the "Employment Agreement"). Except as specifically set forth herein, the Employment Agreement shall remain in full force and effect.

     1. Section 1
        ---------

     Section 1 of the Employment Agreement shall be amended in its entirety and shall hereafter read as follows:

     EMPLOYMENT. (a) The Company agrees to employ you and you agree to be
     ----------
     employed by the Company, as Co-Chief Executive Officer and as Chairman for a period beginning January 1, 1999, through December 31, 2000 (the "Initial Period") and, unless either you or the Company gives notice at least ninety
     (90) days before December 31, 2000, for an additional twelve (12) month period commencing January 1, 2001 (the "Additional Period"). You will report solely

Robert H. Lessin
January 1, 1999
Page 2

     to the Board of Directors and will have authority consistent with that normally associated with the position of Co-Chief Executive Officer and Chairman.

     (b) In the event that the Company gives notice not to continue your employment for the Additional Period, any Purchased Shares not vested as of December 31, 2000 shall immediately vest and shall not be subject to a Call Event.

     2. Section 2(a) and (b)
        --------------------

     Section 2(a) and (b) shall be amended in their entirety and shall hereinafter read as follows:

     (a) During the Employment Period, the Company shall pay to you a minimum annual base salary of Two Hundred Fifty Thousand Dollars ($250,000). This base salary will be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Company. The base salary be subject to annual review by the Board (or a committee appointed by the Board) for upward adjustments based on the policies of the Company and your contributions to the business of the Company.

     (b) During the Employment Period, you shall be entitled to participate at the senior executive level in both the Annual Bonus Plan for Executives and the Long-Term Incentive Plan. In no event shall the percentage of the Annual Bonus Plan allocated to any other Co-Chief Executive Officer exceed your allocable percentage of the Annual Bonus Plan. Notwithstanding the foregoing, and in addition to the Annual Bonus Plan and any other salary or compensation referred to herein, you shall continue to receive 50% of the net cash and warrant revenues generated for those financial advisory engagements for which you were responsible and which are entered into prior to March 15, 1999.

     3. Section 3(d)
        ------------

     In Clause (y) of Section 3(d), the work "CEO" shall be deleted and replaced with the word "Co-Chief Executive Officer".

Robert H. Lessin
January 1, 1999
Page 3

     4. Section 3(e)
        ------------

     Section 3(e)(i) and 3(e)(ii) shall be amended in their entirety and shall hereafter read as follows:

     (i) Upon the consummation of and IPO; provided, however, that any "Lock-up"
                                           --------  -------
Agreement entered into by you and with an underwriter in connection with such IPO has expired, and, further, subject to (x) limitations contained in Section
                 ---  -------
4.4, "Transfers by Key Employees," of the Second Amended and Restated
                                          ---------------------------
Stockholder's Agreement by and between the Company, Capital Z Financial Services
-----------------------
Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., and you; and
(y) subsection (e)(ii) below:

     (a) if requested by you, all or a portion of the Purchased Shares will be registered with the Securities and Exchange Commission pursuant to a Form S-3 (or pursuant to the then applicable Form); or

     (b) if not all of the Purchased shares have been registered pursuant to subsection (a) above, then at any time the Company proposes to register any of its securities for sale for its own account or for the account of any other stockholder(s) (other than a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction), you will be entitled to register all or any portion of the Purchased Shares on the same terms and conditions as is made available to the Company or any such shareholders in connection with that offering.

     For the purposes hereof, offerings pursuant to subsections (a) and (b) above are referred to as an Offering. All expenses incurred in connection with any registration pursuant to this Section 3(e) shall be borne by the Company.

     (ii) Notwithstanding the foregoing, if the underwriter assisting the Company in connection with any such Offering determines that including any portion of the Purchased Shares requested by you to be included in the Offering is limited due to market conditions or could have an adverse impact upon the Offering, the Company shall include in such Offering only the aggregate number, if any, of Purchased Shares that in the opinion of such underwriter may be sold.

Robert H. Lessin
January 1, 1999
Page 4

     5. Section 6
        ---------

     In Clause (ii) in the definition of "Call Event" in Section 6, the words "Chairman and CEO" shall be deleted and replaced with the word "Co-Chief Executive Officer".

     6. Section 10
        ----------

     Section 10 shall be amended in its entirety and shall hereinafter read as follows:

     EMPLOYEE BENEFITS. In addition to and except for matters governed by this
     -----------------
     Employment Agreement, during the period you are employed by the Company you shall be entitled to (i) employee benefits perquisites, including but not limited to pension, deferred compensation plans, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other senior executives of the Company from time to time, and (ii) paid vacation, holidays, leave of absence and leave for illness and temporary disability in accordance with policies of the Company.



                                        Very truly yours,




                                      Ronald W. Readmond

Agreed and Accepted Effective
As of January 1, 1999


/s/ Robert H. Lessin
-----------------------------
Robert H. Lessin